SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2006

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326

(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01      Entry into a Material Definitive Agreement

     2006 Incentive Bonus Criteria. On April 21, 2006, the Compensation Committee of the Board of Directors of Premiere Global Services, Inc. (the “Company”) approved the performance criteria for annual and quarterly incentive bonus awards for 2006 to Michael E. Havener, Chief Financial Officer of the Company, Theodore P. Schrafft, President of the Company’s Conferencing & Collaboration business unit, and T. Lee Provow, President of the Company’s Data Communications business unit.

     One-third of the value of the quarterly and annual incentive bonus awards to Mr. Havener will be determined with respect to the Company’s consolidated global revenues, and two-thirds of such value will be determined with respect to the Company’s global adjusted EBITDA (determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity based compensation and net legal settlements and related expenses) (“Adjusted EBITDA”). Mr. Havener may earn between 70% and 100% of his target cash bonus awards applicable to each performance criteria based upon the sliding scale provided in his employment letter, as amended.

     One-half of the value of the quarterly and annual incentive bonus awards to Mr. Schrafft will be determined with respect to each of the global revenue and global Adjusted EBITDA of the Company’s Conferencing & Collaboration business segment. In addition, the Compensation Committee authorized an additional annual 2006 target incentive bonus to Mr. Schrafft equal to 33% of his base salary for 2006. The payment of such incentive bonus is conditioned upon the achievement of certain performance goals relating to the Company’s North America alerts & notifications solutions revenue. Mr. Schrafft’s performance goals are subject to achievement of specified targets, the achievement of which allow him to earn either 100%, 75% or 0% of his target cash bonus awards applicable to each performance criteria.

     One-third of the value of the quarterly and annual incentive bonus awards to Mr. Provow will be determined with respect to each of the global revenue, global Adjusted EBITDA and global broadcast services revenue of the Company’s Data Communications business segment. In addition, the Compensation Committee authorized an additional annual 2006 target incentive bonus to Mr. Provow equal to 10% of his base salary for 2006. The payment of such incentive bonus is conditioned upon the achievement of certain performance goals relating to the reduction of days sales outstanding (“DSO’s”) for the Company’s Data Communications business segment. Mr. Provow’s performance goals are subject to achievement of specified targets, the achievement of which allow him to earn either 100%, 50% or 0% of his target cash bonus awards applicable to each of his global revenue, global broadcast services revenue and DSO’s reduction performance criteria, and either 150%, 100% or 0% of his target cash bonus awards applicable to his global Adjusted EBITDA performance criteria.

     Amendment to Company’s Credit Agreement. On April 24, 2006, the Company entered into Amendment No. 3 to its Credit Agreement dated June 30, 2004, as amended, by and among the Company, certain subsidiary guarantors of the Company, Bank of America, N.A., as administrative agent, and the other Lenders named therein (the "Amendment"). A copy of the press release announcing the Amendment is furnished herewith as Exhibit 99.1. The Amendment: (i) increases the amount available to the Company under the revolving credit line from $180 million to $300 million; (ii) reduces the applicable percentages across the pricing grid; and (iii) extends the maturity of the credit facility from February 2009 to April 2011. The Amendment also provides for an uncommitted add-on facility allowing for an additional increase of $100 million to $400 million available under the revolving credit line subject to the terms and conditions as set forth in the Amendment.

     The foregoing summary of the Amendment is not complete and is qualified in its entirety by the terms and provisions of the Amendment and the Credit Agreement, as amended. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. Copies of the Credit Agreement and Amendments No. 1 and 2 were attached as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004; Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 2, 2005, filed February 3, 2005; and Exhibit 10.65 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed March 16, 2006, respectively.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information set forth above under Amendment to Company’s Credit Agreement in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.      Financial Statements and Exhibits

     (d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement dated as of April 24, 2006, by and among Premiere Global Services, Inc. as Borrower, Bank of America, N.A., as
Administrative Agent, and the Guarantors and the Lenders that are parties thereto.

99.1	Press Release of Premiere Global Services, Inc. dated April 25, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date:	April 25, 2006	By:	/s/ L. Scott Askins

L. Scott Askins
Senior Vice President – Legal, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement dated as of April 24, 2006, by and among Premiere Global Services, Inc. as Borrower, Bank of America, N.A., as
Administrative Agent, and the Guarantors and the Lenders that are parties thereto.

99.1	Press Release of Premiere Global Services, Inc. dated April 25, 2006.